UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2025

HF FOODS GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware State or other Jurisdiction of incorporation )	001-38180 (Commission File No.)	81-2717873 (IRS Employer Identification No)

6325 South Rainbow Boulevard, Suite 420 Las Vegas, Nevada (Address of principal executive offices)	89118 (Zip Code)

Registrant’s telephone number, including area code: (888)-905-0998

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers

Appointment of Paul McGarry as Interim Chief Financial Officer

On October 13, 2025, the Board of Directors (the "Board") of HF Foods Group Inc. (the “Company”) appointed Paul McGarry as Interim Chief Financial Officer (principal financial and accounting officer) of the Company, effective October 15, 2025. Mr. McGarry has served as the Company's Vice President, Corporate Controller since February 2025.

Effective October 15, 2025, Cindy Yao, separated from the Company as the Chief Financial Officer of the Company. Ms. Yao's separation will be treated as a termination without cause for purposes of her offer letter with the Company. Ms. Yao's termination is not the result of any disagreements concerning financial disclosures or accounting matters.

Mr. McGarry, 58, is a senior finance executive with deep experience in public-company corporate governance, enterprise finance, capital markets, and operational transformation. Prior to joining the Company, Mr. McGarry served as Corporate Financial Controller at American Battery Technology Company (July 2024–February 2025), where he oversaw financial operations and strengthened the internal-control environment. From 2023 to 2024, he served as a financial executive consultant to Alimera Sciences, Inc., providing forecasting, financial reporting, and internal-control advisory services. Earlier, Mr. McGarry was Senior Vice President, Finance and Chief Accounting Officer at Rockwell Medical, Inc. (2019–2023); Corporate Financial Controller at Alyvant, Inc. (2018–2019); and Corporate Financial Controller at Champions Oncology, Inc. (2011–2018). He began his career at Deloitte & Touche LLP, where he served as an Audit Manager in Assurance and Advisory Services. Mr. McGarry received his B.S. in Accounting from The Pennsylvania State University and is a Certified Public Accountant.

In connection with his appointment as Interim Chief Financial Officer, the Company entered into an amendment to the Offer Letter (defined below). Pursuant to such amendment, Mr. McGarry is receiving an additional, monthly payment of $10,000, effective October 15, 2025, and a $50,000 bonus payment upon the timely filing of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Additionally, Mr. McGarry is continuing under the terms of his existing compensation arrangement with the Company pursuant to his offer of employment, dated February 6, 2025 (the "Offer Letter"). The Offer Letter provides for (i) an annual base salary of $240,000, (ii) a discretionary annual bonus opportunity in an amount equal to 30% of his annual base salary, (iii) eligibility to receive an equity grant under the Company’s 2018 Omnibus Equity Incentive Plan (the “Incentive Plan”), subject to annual approval by the Compensation Committee of the Board, with a target amount of 30% of Mr. McGarry's base salary.

The foregoing summary of the terms of the Offer Letter, as amended, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter and amendment, a copy of which are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

There are no arrangements or understandings between Mr. McGarry and any other person pursuant to which Mr. McGarry was appointed to serve as Interim Chief Financial Officer of the Company. Mr. McGarry has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Mr. McGarry which would require disclosure under Item 404(a) of Regulation S-K.

Appointment of Jeffery Taylor as a Director

Additionally, effective October 13, 2025, the Board, acting upon the recommendation of the Nominating and Governance Committee, appointed Jeffery Taylor as a director of the Company to fill a vacancy on the Board. The Board has determined that Mr. Taylor qualifies as an independent director under applicable Nasdaq rules. The Board is now composed of four independent directors, comprising a majority of the Board, and the Company’s CEO and President, Felix Lin. The Board has also appointed Mr. Taylor as a member of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, effective October 13, 2025.

Mr. Taylor has over 27 years of senior finance leadership experience across iconic blue-chip manufacturing companies, including most recently serving as VP, Chief Financial Officer and Chief Accounting Officer of Franklin Electric Co., Inc. (NASDAQ: FELE), where he led revenue growth from $1.7 billion to $2.0 billion while driving operating income from $190 million to $244 million. He also spearheaded working capital reduction efforts that generated over $200 million in free cash flow improvement and developed an elevated investor relations program to enhance shareholder communication. Prior to Franklin Electric, Mr. Taylor served as CFO of Blue Bird Corporation (NASDAQ: BLBD) and Wabash National Corporation (NYSE: WNC), where he executed a $360 million strategic acquisition and led comprehensive finance transformation initiatives. His earlier experience includes senior finance positions at Pfizer/King Pharmaceuticals, Inc. (now part of Pfizer Inc.) and Eastman Chemical Company. Mr. Taylor holds an MBA from the University of Texas at Austin, and a B.S. in Chemical Engineering from Arizona State University.

Mr. Taylor is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Taylor was not selected as a director pursuant to any arrangement or understanding between himself and any other person.

In connection with his appointment, Mr. Taylor will enter into a letter agreement with the Company reflecting the terms of his appointment, including the standard compensation for the Company’s independent directors and other normal terms relating to confidentiality and avoidance of conflicts of interest, substantially in the form as the Company’s other independent directors have entered into (the "Letter Agreement"). Mr. Taylor will be compensated on the same basis as all other directors of the Company, as described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2025.

The foregoing summary of the terms of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, a form of which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On October 16, 2025, the Company issued a press release announcing the appointment of Mr. Taylor. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Offer Letter, dated February 6, 2025, by and between the Company and Paul McGarry.
10.2	Amendment to Offer Letter, dated October 13, 2025, by and between the Company and Paul McGarry.
10.3	Form of Letter Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2024).
99.1	Press release, dated October 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: October 16, 2025	/s/ Paul McGarry
Paul McGarry
Interim Chief Financial Officer